EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2023, relating to the financial statements of PacifiCorp, appearing in the Annual Report on Form 10-K of PacifiCorp for the year ended December 31, 2022. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
September 13, 2023